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                                                                  Exhibit 10.3


                                     AMENDED
                              EMPLOYMENT AGREEMENT
                                       for
                                   KIRAN SIDHU

         THIS AMENDED EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the first day of February, 1997, by and between ON STAGE ENTERTAINMENT, INC., a Nevada Corporation formally known as LEGENDS IN CONCERT, INC. (the "Company"), and KIRAN SIDHU, an individual ("Sidhu").

                                    RECITALS

         WHEREAS, Sidhu has been employed by the Company since August 1, 1995, pursuant to the terms of various letters and other agreements;

         WHEREAS, the Company has granted to Sidhu on August 8, 1996, 24,794 incentive stock options (post-reverse split) under the Company's 1996 Stock Option Plan, the terms and conditions of this grant are to remain unchanged and in force.

         WHEREAS, Sidhu desires to continue to be employed by the Company and the Company desires to continue to employ Sidhu;

         WHEREAS, the Company and Sidhu desire to clarify and amend Sidhu's employment terms in a single document;

         WHEREAS, the Company and Sidhu desire to make this Agreement so as to supersede any and all past agreements and/or understandings, whether written or oral, and to make any such previous agreements and/or understandings void and no longer of any force or effect; and

         WHEREAS, the Company and Sidhu acknowledge that certain terms of this Agreement are contingent upon the Company successfully having a registration statement filed and declared effective by the Securities and Exchange Commission for the sale of $5,000,000 of its securities to the public by no later than June 30, 1997 (the "Financing Objective").

         NOW, THEREFORE, in consideration of the foregoing recitals along with the mutual promises and understandings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT



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1. RECITALS. The above-listed Recitals are incorporated into this Agreement in their entirety and expressly made a part hereof.

2. POSITION AND TITLE. The Company agrees to employ Sidhu for the position of Senior Vice President, Chief Financial Officer and Treasurer, together with such authority as is specified from time to time by the Board of Directors. Sidhu's duties and responsibilities shall include, but shall not be limited to: (i) performing the day-to-day management of the Company's financial affairs; (ii) financial reporting; (iii) timely filing of corporate tax reports; (iv) fund raising and strategic planning; and (v) completion and presentation of the Company's monthly financial reports to the Board of Directors. Sidhu accepts this employment and hereby agrees to devote his full-time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and development of the business affairs of the Company, and not to divert any related business opportunities from the Company to himself or to any other person or business entity.

3. SUPERVISOR. Sidhu will report to the President of the Company.

4. CONTINGENT TERMS. Subparagraphs A and B to this Section 4 shall commence on February 1, 1997 and shall continue to be effective if and only if the Company is able to meet the Financing Objective. If the Company meets the Financing Objective, subparagraphs C and D to this Section 4 are void and shall not apply. If the Company fails to meet the Financing Objective, then subparagraphs A and B shall terminate and become void on June 1, 1997, and subparagraphs C and D shall become effective on June 1, 1997.

         A. Term and Termination.

                  (a) Length of Employment. Sidhu's employment shall be for a period of three (3) years and four (4) months and four (4) months, commencing on February 1, 1997, and continuing through and including MayMay 31January 31, 2000, unless terminated sooner as set forth herein. However, Sidhu's obligation in Section 65, below, shall continue in full force and effect even after such termination.

                  (b) Termination For Cause. The Company shall have the right to terminate this Agreement and Sidhu's employment at any time for cause. "Cause" for termination shall include: (1) Sidhu's breach of this Agreement; (2) conduct materially injurious to the Company; (3) fraud, theft, embezzlement, misappropriation or similar activity; (4) conviction or pleading guilty or no contest to any criminal offense, excluding minor offenses such as traffic offenses; or (5) gross neglect of employment duties or consistently poor job performance. In the event the Company terminates Sidhu for cause, Sidhu shall not be entitled to any further salary or other benefits provided under this Agreement, and shall no longer have any rights to or under any non-vested options.

                  (c) Severance Pay. The Company shall have the right to terminate this Agreement and Sidhu's employment at any time without cause, provided that the Company shall: (1) pay Sidhu a lump sum payment on the date of




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such termination in an amount equal to twelve months of Sidhu's (a) Base Salary,
(b) car allowance and , (c) insurance allowance, plus reimburse Sidhu for and
(d) any accrued but unused vacation days up until the date of termination;vacation pay, and (2) immediately vest all of Sidhu's non-vested options.

         B. Compensation.

                  (a) Base Salary. As compensation for his services, Sidhu will receive $150,000 per annum, the ("Base Salary") payable in equal bi-monthly installments. On August 1 of each year, Sidhu's annual Base Salary shall be increased by ten percent (10%) of the previous year's Base Salary, contingent upon Sidhu meeting reasonable financial performance goals established by the Board of Directors.

                  (b) Bonus. An annual bonus pool of five percent (5%) of the Company's pre-tax earnings (excluding extraordinary items or non-recurring charges) will be established for key executives of the Company provided the Company meets or exceeds it's projected pre-tax earnings for each year as approved by the Board of Directors. Sidhu shall be eligible to participate in the bonus pool, if any, as determined by the Board of Directors.

                  (c) Vacation Pay. Sidhu shall be eligible for 15 days of paid vacation benefits each employment year, accrued on a pro rata basis.

                  (d) Insurance. Sidhu shall be paid a medical allowance of $300 per month until such time as the Company establishes its own similar medical and dental plan, at which time the Company will provide the same to Sidhu and his immediate family at no cost to him, but in no event shall such cost exceed $300 per month.

                  (e) Car Allowance. Sidhu shall be paid a car allowance of $500 per month.

                  (f) Cellular Telephone. The Company will reimburse Sidhu for business related cellular telephone calls and for reasonable standard monthly cellular telephone fees.

                  (g) Laptop Computer. The Company shall furnish Sidhu with a laptop computer for his use during the term of this Agreement.

                  (h) Stock Options. The Company is granting to Sidhu, contemporaneous with this Agreement, options to purchase 85,000 shares of Common Stock (post-reverse split) at an exercise price of $4.00 per share (the "Sidhu Options"). The Sidhu1 Options are being granted under the 1996 Stock Option Plan and will be vested and fully exercisable upon the execution of this Agreement. The Sidhu Options will terminate on June 1, 2007.

(i) Expense Reimbursement. The Company shall reimburse Sidhu for those expenses incurred by him in connection with the performance of his duties on behalf of the Company that are in accordance with the Company's expense reimbursement



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procedures then in place; provided, that such expenses are reasonable for an executive of Sidhu's status and are appropriately documented.

                  (j) Executive Benefit Plan. If financial conditions permit, the Company agrees to implement an executive benefit plan, which will include life and disability insurance benefits. The Company may, at the sole discretion of the Board of Directors, make contributions to an executive benefit plan.

         C. Term and Termination.

                  (a) Length of Employment. Sidhu's employment with the Company will be at will. This means that Sidhu may resign at any time and the Company may terminate his employment at any time, with or without cause and with or without notice. This employment status may not be changed in any respect except by written agreement signed by the President and Chief Executive Officer of the Company.

                  (b) Severance Pay. In the event the Company terminates
Sidhu's employment other than for cause Sidhu shall be entitled to three (3) months' Base Ssalary. Although cause is not required for termination, "cause" shall be defined for the purposes of this subparagraph (b) to include: (1) Sidhu's material breach of this Agreement; (2) conduct materially injurious to the Company; (3) fraud, theft, embezzlement, misappropriation or similar activity; (4) conviction or pleading guilty or no contest to any criminal offense, excluding minor offenses such as traffic offenses; or (5) gross neglect of employment duties or consistently poor job performance. If Sidhu is terminated for cause he shall not be paid any severance.

         D. Compensation.

                  (a) Salary. As compensation for his services, Sidhu will receive $110,000 per anum, payable in equal bi-monthly installments.

                  (b) Insurance. The Company shall maintain Director's and Officer's Liability insurance.

                  (c) Cellular Telephone. The Company will reimburse Sidhu for business related cellular telephone calls and for reasonable standard monthly cellular telephone fees up to a maximum of $99.00 per month.

5. STOCK GRANT.

                  (a) Stock Grant Upon Bridge Closing ("Bridge Grant"). As of the date the Company is able to successfully complete a bridge financing with Whale Securities Co., L.P. equal to or in excess of


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$250,000 in gross proceeds or March 31, 1997, whichever date is earlier, the
Company shall grant to Sidhu 40,532 shares of Common Stock (post-reverse split) (the "Bridge Shares"). This stock grant shall be fully vested on the date of grant.

                  (b) Buy-Back Provision. In the event that: (i) the Financing Objective is not achieved; (ii) there is no change of control, merger, sale or public offering of the Company by July 31, 1998; and (iii) Sidhu is terminated by the Company or he resigns prior to July 31, 1998, then Sidhu shall immediately tender all vested shares. Upon tender thereof, the Company will have thirty (30) days to purchase said vested shares from Sidhu at a buy-back price of $3.76 per share.

                  (c) Loan to Pay Tax Liability. In the event that any Bridge Grant under this Employment Agreement creates a tax liability to Sidhu for the tax year ending December 31, 1997, Company agrees to make a loan to Sidhu at an 8% annual interest rate, for a term not to exceed two (2) years, for the full amount of said tax liability which shall be evidenced by a Promissory Note and secured by Sidhu's shares of the Company's Common Stock. If Sidhu sells shares of Common Stock, Sidhu agrees that the net proceeds from such sale shall first be applied against any outstanding loan balance with the Company until such loan and interest has been repaid in full.


6. CONFIDENTIAL INFORMATION. Sidhu acknowledges that during his employment by the Company he will have access to various trade secrets and other proprietary and confidential information. Sidhu agrees as a material condition of this Agreement to execute a Confidentiality And Non-Competition Agreement in the form of the attached Exhibit A, immediately upon the signing of this amendment.

7. ARBITRATION. Any disputes between Sidhu and the Company arising out of this Agreement or Sidhu's compensation, stock or stock options, or Sidhu's employment by the Company including but not limited to alleged violations of federal, state and/or local statutes (for example, claims for discrimination including but not limited to discrimination based on race, sex, sexual orientation, religion, national origin, age, marital status, handicap or disability; and claims relating to leaves of absence mandated by state or federal law), breach of any contract or covenant (express or implied), tort claims, violation of public policy or any other alleged violation of Sidhu's statutory, contractual or common law rights (and including claims against the Company's officers, directors, employees or agents), which Sidhu and the Company or other party are unable to resolve through direct discussion, regardless of the kind or type of dispute (excluding claims for workers' compensation, unemployment insurance and any solely monetary dispute within the jurisdiction of small claims court) shall be decided exclusively by conclusive and binding arbitration in the State of Nevada in accordance with the American Arbitration Association's ("AAA") Employment Dispute Resolution Rules (the "Rules"). Except for those claims specifically excluded from coverage under this arbitration provision, Sidhu and the Company hereby waive the right to pursue any claims, including but not limited to employment termination-related claims, through civil litigation outside the arbitration procedures of this provision, unless otherwise required




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by law. Sidhu and the Company each have the right to be represented by counsel with respect to arbitration of any dispute pursuant to this Section. Each party shall have the right to take depositions, make requests for production of documents to any person or entity, and to subpoena witnesses and documents for the arbitration. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. The arbitrator shall be selected by agreement between Sidhu and the Company, but if they do not agree on the selection of an arbitrator within 30 days after the date of the request for arbitration, the arbitrator shall be selected pursuant to the Rules. Each party shall pay its own expenses for the arbitration and the fee and expenses of the arbitrator shall be shared equally.

8. ENTIRE AGREEMENT. This Agreement contains the entire understanding between Sidhu and the Company and it supersedes any prior oral or written agreements and understandings between them. This Agreement may be modified only in writing signed by both parties.

9. SEVERABILITY. If a court of competent jurisdiction holds that any provision of this Agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

10. NOTICES.

         (a) Any notice under this Agreement given by the Company to Sidhu shall be personally delivered to him or sent by certified mail to his most recent home address as shown in the Company's records.

         (b) Any notice by Sidhu to the Company shall be sent by certified mail to the following address:

                                    On Stage Entertainment, Inc.
                                    4625 West Nevso Drive
                                    Las Vegas, Nevada  89103
                                    Attn: Christopher R. Grobl, Esq.

         (c) Any notice sent by certified mail shall be effective when mailed.

11. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of Nevada without reference to the principles governing conflict of laws applicable in that or any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto agree to the terms and conditions contained herein and acknowledge the same by affixing their signatures below the date and year first above written.

ON STAGE ENTERTAINMENT, INC.


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/s/ John W. Stuart
------------------------------
By:  John W. Stuart
Its:  Chief Executive Officer

/s/ Kiran Sidhu
------------------------------
KIRAN SIDHU

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